Exhibit 10.17

AMENDMENT TO THE

OCEAN CITY HOME BANK EXECUTIVE INCENTIVE RETIREMENT PLAN

This Amendment to Ocean City Home Bank Executive Incentive Retirement Plan (the “Executive Plan”), adopted on September 22, 2004, by Ocean City Home Bank (the “Bank”).

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Bank (the “Board of Directors”) previously adopted the Executive Plan, effective January 1, 2002; and

WHEREAS, the Board of Directors wishes to amend the Plan in connection with the offering of Ocean Shore Holding Co. common stock (the “Common Stock”) to allow participants to make a one time voluntary election to transfer their accrued account balances into the Ocean City Home Bank Stock-Based Deferred Compensation Plan; and

WHEREAS, Section 8.1 of the Executive Plan permits the Bank to amend the plan from time to time.

NOW THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is, amended as follows:

Effective September 22, 2004, the Plan shall be amended to add the following new Article X.

Article X

One Time Election

“Notwithstanding anything in this Plan to the contrary, Participants may make a one time election to transfer all or a portion of their accrued account balances to the Ocean City Home Bank Stock-Based Deferred Compensation Plan. This election must be made no later than December 1, 2004. All accrued balances transferred to the Ocean City Home Bank Stock-Based Deferred Compensation Plan will be subject to the terms and conditions of that plan.”

Attest:	/s/ Kim M. Davidson

Date:	September 22, 2004

Ocean City Home Bank

/s/ Steven E. Brady
On behalf of the Board of Directors